UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 28, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of Compass Minerals International, Inc. (the “Company”) determined, based on the recommendation of management following its consultation with the Company’s current (KPMG LLP, “KPMG”) and former (Ernst & Young LLP, “EY”) independent registered public accounting firms, that the Company’s (i) unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2023 (the “Q3 2023 Form 10-Q”), (ii) audited financial statements included in its Annual Report on Form 10-K for the period ended September 30, 2023, filed with the SEC on November 29, 2023 (the “2023 Form 10-K”), (iii) unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023, filed with the SEC on February 8, 2024 (the “Q1 2024 Form 10-Q”) and (iv) unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024 (the “Q2 2024 Form 10-Q”) (collectively, the “Affected Prior Period Financial Statements”), as well as the relevant portions of any communication that describe or are based on the Affected Prior Period Financial Statements, should no longer be relied upon because of certain misstatements contained in those financial statements. The Company plans to restate, as soon as reasonably practical, the financial statements as of and for the periods ended June 30, 2023 and September 30, 2023 in an amendment to the 2023 Form 10-K and the unaudited interim financial statements as of and for the periods ended December 31, 2023 and March 31, 2024 in an amendment to the Q2 2024 Form 10-Q, both to be filed with the SEC.

In connection with its review of future cash outflows as they relate to certain provisions within the Membership Interest Purchase Agreement dated May 5, 2023 among the Company, Fortress North America, LLC (“Fortress”) and FRS Group LLC (filed as Exhibit 2.1 to the Company’s Q3 2023 10-Q), the Company identified misstatements in the Affected Prior Period Financial Statements related to the milestone contingent consideration liability of up to $28 million to be paid in cash and/or common stock of the Company at a fixed price per share of approximately $32 upon the achievement of certain performance measures within five years of May 5, 2023, the effective date of the Fortress acquisition. These misstatements were the result of a failure to factor the option value of the potential share settlement into the fair value of the milestone contingent consideration liability and primarily relate to (i) the fair value of the milestone contingent consideration liability included in the initial purchase price allocation and (ii) the ongoing fair value of the milestone contingent consideration liability in quarters subsequent to the Fortress acquisition.

The following tables present management's preliminary estimates of the aggregate effects of the restatement adjustments relating to the fair value of the milestone contingent consideration liability discussed above:

ADJUSTMENTS TO QUARTERLY RESULTS
(Unaudited) (in millions)

Quarter	First	Second
Fiscal 2024
Loss on impairments	$—	$(8.0)
Other operating expense (income)	(1.3)	0.5
Operating earnings (loss)	1.3	7.5

Quarter	Third	Fourth
Fiscal 2023
Selling, general and administrative expenses	$—	$(0.2)
Operating (loss) earnings	—	0.2
Loss from remeasurement of equity method investment	3.6	—

ADJUSTMENTS TO BALANCE SHEETS
(Unaudited) (in millions)

	March 31,	September 30,
	2024	2023
Goodwill	$—	$(8.0)
Total assets	—	(8.0)
Accrued expenses and other current liabilities	0.1	(1.0)
Total current liabilities	0.1	(1.0)
Other noncurrent liabilities	(5.5)	(3.6)
Retained earnings	5.4	(3.4)
Total stockholders’ equity	5.4	(3.4)
Total liabilities and stockholders’ equity	—	(8.0)

In addition to the adjustments described above, the Company expects to correct certain additional errors that were previously identified and concluded as immaterial, individually and in the aggregate, in the Affected Prior Period Financial Statements. The Company expects to report adjustments to Net earnings (loss), Basic net earnings (loss) per common share and Diluted net earnings (loss) per common share that will reflect the adjustments described in the tables above, as well as additional immaterial adjustments to Income tax expense (benefit).

As previously disclosed in the Q2 2024 Form 10-Q, the Company also identified certain immaterial misstatements in the historical presentation of its Consolidated Statements of Cash Flows. The misstatements were the result of the Company not reflecting the appropriate amount of non-cash capital expenditures in accounts payable in its operating and investing cash flows and had no effect on the Company’s Consolidated Balance Sheets or its Consolidated Statements of Operations. These misstatements were corrected via a voluntary immaterial correction of the Company's Consolidated Statements of Cash Flows for the interim periods ended March 31, 2023 and December 31, 2023 as further described in Note 16 to the consolidated financial statements included within the Company’s Q2 2024 Form 10-Q. These corrections will also be reflected in the amended filings.

Additionally, the Company identified an error in its interim non-GAAP Adjusted EBITDA calculation, which resulted in an understatement of its consolidated Adjusted EBITDA by approximately $1.1 million in its Q1 2024 Form 10-Q and by approximately $9.0 million in its Q2 2024 Form 10-Q.

At this time, the Company has not fully completed its review, and the expected financial impact of the errors described above is preliminary and subject to change. The Company cannot provide assurance that other errors will not be identified.

In connection with the restatement of the 2023 Form 10-K and the Q2 2024 Form 10-Q, the Company is continuing to evaluate the effectiveness of its internal control over financial reporting and disclosure controls and procedures but expects to report one or more material weaknesses due to the misstatements described above. The Company’s assessment of the effectiveness of its internal control over financial reporting and disclosure controls and procedures will be described in more detail in the amended filings.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters, including statements about the estimated effect of the restatement and related adjustments on certain of the Company’s previously issued financial statements and on the Company’s internal control over financial reporting, and plans to restate the 2023 Form 10-K and Q2 2024 Form 10-Q. Words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events may identify forward-looking statements or forward-looking information. These statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially. Factors that may cause future results to differ materially from the Company’s current expectations include the risk that the preparation of the Company’s restated financial statements or other subsequent events would require the Company to make additional financial statement adjustments, the risk that estimates are incorrect, the methodology applied to calculate the estimates of the adjustments and inherent limitations in internal control over financial reporting. For further information on risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” sections of the Company’s 2023 10-K, Q1 2024 10-Q and Q2 2024 10-Q filed with the SEC, as well as the Company's other reports filed from time to time with the SEC. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: July 3, 2024	By:	/s/ Jeffrey Cathey
Name: Jeffrey Cathey
Title: Chief Financial Officer